EXHIBIT 10.30

WAFERGEN BIO-SYSTEMS, INC. CODE OF BUSINESS CONDUCT AND ETHICS

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INSIDER TRADING; COMMUNICATIONS WITH THIRD PARTIES	12
Insider Trading	12
Communications with the Media and the Financial Community	12
Confidential Information	13
TECHNOLOGY USE AND PRIVACY	13
Authorization	13
Prohibition Against Violating Copyright Laws	13
Other Prohibited Uses	14
OUR WORK ENVIRONMENT	14
ENVIRONMENTAL	14
COMPLIANCE AND REPORTING	14
Compliance	14
Reporting Procedures and Other Inquiries	14
Policy Prohibiting Unlawful Retaliation or Discrimination	15
The Chief Compliance Officer	16

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WAFERGEN BIO-SYSTEMS, INC.:

CODE OF BUSINESS CONDUCT AND ETHICS

 POLICY STATEMENT

It is the policy of WaferGen Bio-systems, Inc. (the “Company”) to conduct its affairs in accordance with all applicable laws, rules and regulations of the jurisdictions in which it does business.  This Code of Business Conduct and Ethics (“Code”) applies to the Company’s officers and non-employee directors, including the Company's principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions (“Designated Executives”).  This Code is the Company’s “code of ethics” as defined in Item 406 of Regulation S-K.  This Code is designed to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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full, fair, accurate, timely and understandable disclosure in the reports and documents the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting to the appropriate person of violations of this Code; and

•	accountability for adherence to this Code.

The Company has established standards for behavior that affects the Company, and employees, officers and directors must comply with those standards.  The Company promotes ethical behavior and encourages employees to talk to supervisors, managers, the Chief Compliance Officer (as defined herein on page 16), or other appropriate personnel when in doubt about the best course of action in a particular situation.  Non-employee directors are encouraged to talk to the Chief Compliance Officer, or such officer’s designee, in such situations.  Anyone aware of a situation that he or she believes may violate or lead to a violation of this Code should follow the guidelines under “Compliance and Reporting” below.

The Code covers a wide range of business practices and procedures.  It does not cover every issue that may arise, but it sets out basic principles to guide you.  Specific Company policies and procedures provide details pertinent to many of the provisions of the Code.  These policies and procedures are not a part of the Code or incorporated herein.  Although there can be no better course of action than to apply common sense and sound judgment, do not hesitate to use the resources available whenever it is necessary to seek clarification.

 APPROVALS AND WAIVERS; AMENDMENTS; INTERPRETATION

Certain provisions of this Code require you to act, or refrain from acting, unless prior approval is received from the appropriate person. Employees requesting approval pursuant to this Code should request such approval in writing from the Chief Compliance Officer, or such officer’s designee.  Approvals relating to executive officers and directors must be obtained from the Company’s Board of Directors, or a committee thereof.  All other approvals may be granted by the Chief Compliance Officer, or such officer’s designee.

Other provisions of this Code require you to act, or refrain from acting, in a particular manner and do not permit exceptions based on obtaining an approval.  Waiver of those provisions relating to executive officers and directors may only be granted by the Company’s Board of Directors, or a committee thereof, and waivers relating to executive officers and directors must be promptly disclosed to shareholders.  All other waivers may be granted by the Chief Compliance Officer, or such officer’s designee.

Changes in this Code may only be made by the Board of Directors and must be promptly disclosed to shareholders.  In some situations it may not be clear whether a provision of the Code is intended to apply to particular conduct.  In such situations the Board of Directors and the have full power and authority to interpret the Code in a manner that they believe reflects the intent of the Board, and no determination that the Code was not intended to apply to such conduct shall be deemed to be a waiver of the Code’s prohibitions.

 CONFLICTS OF INTEREST

A conflict of interest arises when your personal interests interfere with your ability to act in the best interests of the Company.  Employees must discharge their responsibilities on the basis of what is in the best interest of the Company independent of personal consideration or relationships.  Non-employee directors must discharge their fiduciary duties as directors of the Company.

Employees should disclose any potential conflicts of interest to the Chief Compliance Officer, or such officer’s designee, who can advise the employee as to whether or not the Company believes a conflict of interest exists.  An employee should also disclose potential conflicts of interest involving the employee’s spouse, siblings, parents, in-laws, children and members of the employee’s household.  Non-employee directors may discuss any concerns with the Chief Compliance Officer, or such officer’s designee.

 Activities Outside the Company

Although the Company has no interest in preventing employees from engaging in lawful activities during nonworking hours, employees must make sure that their outside activities do not conflict or interfere with their responsibilities to the Company.  For example, without approval by the Company, a Company employee generally may not:

•	engage in self-employment or perform paid or unpaid work for others in a field of interest similar to the Company;

•	use proprietary or confidential Company information for personal gain or to the Company’s detriment;

•	use Company assets or labor for personal use, except for incidental use permitted under the Company’s policies;

•	acquire any interest in property or assets of any kind for the purpose of selling or leasing it to the Company;

•	appear to represent the Company as the participant in an outside activity unless the Company has authorized the employee to represent the Company; or

•	serve on the Board of Directors of a public company or on the Customer Advisory Board or Technical Advisory Board of any for-profit enterprise.

 Community Activities

The Company encourages you to be actively involved in your community through volunteer service to charitable, civic and public service organizations, and through participation in the political process and trade associations.

Employees must make sure, however, that their service is consistent with their employment with the Company and does not pose a conflict of interest.  This is particularly important before accepting any leadership position (such as membership on the board of a charitable or civic organization), before seeking or accepting political office and before soliciting a charitable contribution.

 Service on Outside Boards of Directors

Serving as a director of another corporation may create a conflict of interest.  Employees must disclose such service to the Chief Compliance Officer, or such officer’s designee, and obtain prior approval before serving on the board of another company, whether or not such company is a competitor of the Company.

 Competitor Relationships

Employees should avoid even the appearance of a conflict of interest in their  relationships with competitors.  Competitors include, without limitation, ABI, the Roche family of companies, Biometra biomedizinische Analytik GmbH, Stratagene Corporation, Bio-Rad Laboratories, Inc., Enzo Biochem, Inc., Affymetrix, Agilent Technologies, Inc. GE Healthcare, and others.  Without approval employees may not:

•	make or maintain a financial investment in a competitor, except for investments in publicly traded corporation not exceeding the greater of 1% of the outstanding common stock;

•	provide compensated or uncompensated services to a competitor, except for services rendered under a valid Company contract with the competitor;

•	disclose any Company proprietary information to a competitor, unless a nondisclosure agreement is in place; or

•	utilize for any unauthorized purposes or disclose to a competitor or other third-party any proprietary data that has been entrusted to the Company by a customer or supplier.

 Corporate Opportunities & Resources

You are prohibited from taking for yourself personal opportunities that are discovered through the use of corporate property, information or position without approval.  Without approval, you may not use corporate property, information or position for personal gain.  No employee may compete with the Company, directly or indirectly, except as permitted by Company policies.

You should protect the Company's assets and ensure their efficient use.  Theft, carelessness and waste have a direct impact on the Company's profitability.  All Company assets should be used for legitimate business purposes.

Company resources may be used for minor personal uses, so long as such use is reasonable, does not interfere with your duties, is not done for pecuniary gain, does not conflict with the Company’s business and does not violate any Company policy.

 Indirect Interests and Relationships

A conflict of interest can also arise because of the business activities of your close relations.  For example, an employee may have a potential conflict of interest wherever a close relative has a significant relationship with, or has a significant financial interest in, any supplier, customer or competitor.  A relative has a significant financial interest if:

•	the relative owns more than 1% of the outstanding capital of a business; or

•	the investment represents more than 5% of the total assets of the employee or relative.

An employee may not make or attempt to influence any decision that could directly or indirectly benefit his or her close relative.  To protect the employee and the Company from the appearance of a conflict of interest, he or she should make appropriate disclosure of the interest to the Chief Compliance Officer, or such officer’s designee.

 BUSINESS RELATIONSHIPS

The Company seeks to outperform its competition fairly and honesty.  The Company seeks competitive advantages through superior performance, not unethical or illegal business practices.  Each employee must endeavor to deal fairly with the Company's customers, suppliers, competitors and employees and must not take advantage of them through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any unfair-dealing practice.

 Customer Relationships

Our customers are of the utmost importance to the Company.  Company employees must always treat customers and potential customers according to the highest standards of business conduct.

Moreover, the Company may be entrusted with property or valuable information belonging to customers, suppliers, the Company’s employees, or other persons.  Without approval, you may not use for personal gain any property or valuable information provided to the Company by customers, suppliers, the Company’s employees, or other persons.

You must use the same care to protect any property or valuable information entrusted to the Company which belongs to customers, suppliers, the Company’s employees, or other persons, as must be used to protect the Company’s assets.

You may never use for any personal purpose any property or valuable information entrusted to the Company which belongs to customers, suppliers, the Company’s employees, or other persons.

It is the Company’s policy to sell our products and services on their merits and to avoid making disparaging comments about the products and services of competitors.  Employees should be careful in this regard in commenting upon the character, financial condition, or potential legal or regulatory problems of competitors.

 Suppliers

The Company’s suppliers — companies and individuals that sell products and services to the Company – are important to our business.  Company employees should always treat suppliers and potential suppliers in accordance with the highest standards of business conduct.

Suppliers must be selected on the basis of objective criteria, such as value (quality for price), price, technical excellence, service reputation and production/service capacity.

Employees working with current suppliers must never intentionally interfere with a supplier’s contracts or business relations with a competitor of the Company.

Individuals with procurement responsibility should review the sections of this Code concerning fair competition and should be familiar with applicable laws and Company policies.

 Contracts and Commitments

You may not enter into any agreement binding the Company without authorization.  The Company has instituted contract and signature approval policies which identify those individuals who have the authority to approve and sign certain contracts binding the Company and its subsidiaries.  If there are any questions about which employees have signature authority for a given contract, contact the Chief Compliance Officer, or such officer’s designee.

Employees involved in proposals, bid preparations or contract negotiations should strive to ensure that all statements, communications, and representations to prospective customers are truthful and accurate.  Once awarded, all contracts must be performed in compliance with all specifications, requirements and clauses.

 FAIR COMPETITION

Fair competition laws, including the U.S. antitrust rules, limit what the Company can do with another company and what the Company can do on its own.  Generally, the laws are designed to prohibit agreements or actions that reduce competition and harm consumers.  You may not enter into agreements or discussions with competitors that have the effect of fixing or controlling prices, dividing and allocating markets or territories, or boycotting suppliers or customers.  U.S. and foreign antitrust laws also apply to imports and exports.

 GIFTS, GRATUITIES, ENTERTAINMENT AND OTHER CONSIDERATIONS

Use of Company funds or other Company property for illegal, unethical or otherwise improper purposes is prohibited.  The purpose of business entertainment and gifts in a commercial setting is to create goodwill and a sound working relationship, not to gain personal advantage with customers or suppliers.

 Gifts

Except as set out below, without approval by the Chief Compliance Officer, or such officer’s designees, employees must refrain from giving and receiving business-related gifts.

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No Company employee or agent may solicit or accept a gift (including any payment, compensation, loan or other financial favor) to or from a person or organization with the intention of influencing the recipient’s business judgment or conduct.

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It is never appropriate or permissible to accept or give cash or a cash equivalent from or to a vendor, supplier or customer outside the Company’s normal business.  Cash equivalents include, among other things, checks, money orders and vouchers.

•	Rules relating to U.S. and foreign government personnel are more stringent. See “Doing Business Internationally” and “Government Contracting” below.

•	No employee may accept a customer, vendor or supplier discount for themselves unless it is generally available to the public or is approved.

 Loans

Employees may not accept loans from any person or entities having or seeking business with the Company.  Designated Executives and directors may not receive loans from the Company, nor may the Company arrange for any loan.

 Meals, Entertainment, and Travel

Employees may provide or accept meals and entertainment, including attendance at sporting or cultural events, as long as it is associated with an occasion at which business is discussed and is provided as a normal part of business.  The value of the activity must be reasonable and permissible under the Company’s expense account procedures.  Each employee should express care to insure that such activities are necessary and that their value and frequency are not excessive under all the applicable circumstances.  Rules relating to U.S. and foreign government personnel are more stringent.  See “Doing Business Internationally” and “Government Contracting” below.

 Investment Activities

Unless you have sought and received pre-approval, you may not:

•	participate in so-called “directed shares,” “friends and family,” and similar stock purchase programs of customers, vendors or suppliers of the Company;

•	invest in non-public companies that are, or are likely to be, customers, vendors or suppliers of the Company; or

•	invest in non-public companies in which the Company has made or is expected to make an investment.

Investments in non-public companies that do not exceed the lesser of 1% of that company’s equity securities are exempt from this restriction.

 Bribes and Kickbacks

The use of Company funds, facilities or property for any illegal or unethical purpose is strictly prohibited; provided, that certain facilitating payments discussed in “Doing Business Internationally” are permitted.

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You are not permitted to offer, give or cause others to give, any payments or anything of value for the purpose of influencing the recipient’s business judgment or conduct in dealing with the Company other than facilitating payments.

•	You may not solicit or accept a kickback or bribe, in any form, for any reason.

 DOING BUSINESS INTERNATIONALLY

The Company is committed to the highest business conduct standards wherever it operates.  The Company observes these standards worldwide, even at the risk of losing business.  While no one can anticipate all the situations that may present challenges to Company employees doing business in the worldwide marketplace, the following guidelines always apply:

•	Observe all laws and regulations, both U.S. and non-U.S., that apply to business abroad.

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Paying bribes to government officials is absolutely prohibited, even if those bribes are common practice, except for facilitating payments.  You may not give, promise to give or authorize the giving to a foreign official, a foreign political party, or official thereof or any candidate for foreign political office any money or offer, gift, promise to give or authorize the giving of anything of value to influence any act or decision, to induce such official, party or candidate to do or omit to do any act in violation of the lawful duty of such official, party or candidate, or to induce such official, party or candidate to use his or her influence with a foreign government or agency to affect or influence any act or decision of such foreign government or agency.

•	Do not cooperate with illegal boycotts.

•	Observe all licensing requirements and the requirements of applicable import and export control laws.

•	Do not enter into an agreement with an agent or consultant that relates to the Company’s business outside the United States unless it has been approved by the Company.

•	Observe all privacy and data protection laws and regulations of other countries (such as Japan, Hong Kong, Malaysia, Australia, Canada and Argentina) and authorities (such as the European Union).

The laws governing the Company’s business in foreign countries are extensive and complex, and may be different from those in the United States.  No new Company services or products should be offered in any new country without prior approval, and then only in accordance with the applicable local country’s regulations and requirements.

 Facilitating Payments to Low-Level Non-U.S. Governmental Employees and Officials for Non-Discretionary Action

The Company is committed to complying with the laws of the countries where it operates.  In some countries, a very limited category of small payments to facilitate or expedite routine nondiscretionary governmental actions may be permitted as exceptions to antibribery laws, including the U.S. Foreign Corrupt Practices Act (“FCPA”).  The requirements pertaining to such payments are complex.  Company employees engaged in international business activities must obtain prior approval of the Chief Compliance Officer, or such officer’s designee before making any such payment.

These “facilitating payments” to non-U.S. governmental officials are distinguished from payments made to influence a discretionary decision or to cause violation of, or an act in conflict with, the interests of an individual’s employer, which are strictly prohibited.

 Import and Export Regulation/Trade Compliance

Because of the international nature of our business, the Company is subject to the import and export laws and regulations of the United States and certain foreign governments.  These laws and regulations govern the international transfer of all products and services of the Company, as well as technology, information and ideas belonging to the Company.

Under U.S. law, no technology may be exported without the proper government export licenses and documentation.  Exports of technology include not only technology shipped via freight, but also technology that is hand-carried (employees traveling overseas), sent via courier services or U.S. mail, electronically transmitted, and/or disclosed to foreign nationals in the United States or abroad.  “Technology” is defined as hardware, software, technical documentation, product specifications, technical data, etc.

It is the responsibility of the Company employees to ensure that proper documentation accompanies each export or disclosure.  Failure to export or re-export without the proper export license or documentation can jeopardize the Company’s compliance with U.S. export laws, as well as those laws of foreign countries.  Non-compliance can result in denial of export privileges, criminal penalties, seizure of commodities, and fines to the Company and its employees.

The Company is prohibited from doing business with certain individuals, groups, or organizations in both domestic and export markets.  The Chief Compliance Officer, or such officer’s designee, maintains lists of these “denied parties.”  The office should be consulted to ensure that the Company is not doing business with a “denied party.”

It is the Company’s policy to comply fully with all applicable U.S. and foreign laws controlling the export and re-export of products, technology (including software) and services.

 Antiboycott Compliance

The United States has enacted antiboycott regulations which make it unlawful for U.S. persons to participate in any activity that could have the effect of promoting or supporting a boycott or restrictive trade practice of another country against customers or suppliers located in a country friendly to the U.S. or against a U.S. person, firm or corporation.  Boycott issues arise most frequently in connection with the Arab boycott of Israel.  Prohibited actions include, but are not limited to, furnishing information about business relationships with boycotted countries, or information about race, religion, sex or national origin.  Any request to participate in such activity relating to the Company should be immediately reported to the Chief Compliance Officer, or the officer’s designee.

Privacy and Data Protection Compliance

Several countries (including Canada, Argentina, Japan, Hong Kong and Australia) and the European Union have strict rules with respect to collection of Personal Information about individuals, which apply to companies that collect information about their employees.  Personal Information may include information that would be routinely gathered in the U.S. such as home address, contact information, and personnel information.  Many of these rules prohibit transmission of Personal Information about individuals from outside the U.S. into the U.S., unless certain safeguards are provided with respect to the Personal Information transmitted into the U.S.  All employees outside the U.S. should use care with respect to collection, storage and transmission of any Personal Information to ensure compliance with applicable privacy and data protection laws and regulations.  All employees inside the U.S. should use care with respect to receiving or obtaining any Personal Information from locations outside the U.S.  All employees in any location should raise any questions about appropriate treatment of Personal Information with the Chief Compliance Officer, or such officer’s designee.

 GOVERNMENT CONTRACTING

Detailed laws and regulations govern virtually every aspect of doing business with the U.S. government and its agencies.  Activities that might be permitted when working with the private sector may be improper or even illegal when a national or local government is the customer.

Company employees should seek to adhere to the highest standards of honesty and integrity in their relations with government officials and employees. For example, employees should observe the following principles when bidding or performing government contracts:

•	Do not offer or provide meals, transportation, gifts or other consideration to government employees except as permitted under applicable law and Company policy.

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Obey the regulations governing current and post-government employee conflicts of interests.  Obtain all appropriate government approvals prior to recruiting or hiring current or former government employees.

•	Obtain appropriate licenses prior to exporting or even discussing certain technologies with citizens of other countries.

•	Obey any requirements that may restrict access to source selection or competitive information.

Company employees who deal with government representatives are responsible for knowing and obeying the laws and regulations applicable to doing business with the U.S. government.

 POLITICAL CONTRIBUTIONS AND LOBBYING

No political contributions are to be made using Company funds or assets, or the funds or assets of any Company subsidiary, to any political party, political campaign, political candidate or public official in the United States or any foreign country, unless the contribution is lawful and expressly authorized in writing.  In addition, you may not make a political contribution on behalf of the Company or its subsidiaries, or with the appearance that such contribution is being made on behalf of the Company or its subsidiaries, unless expressly authorized in writing.  A “contribution” is any direct or indirect payment, distribution, loan, advance, deposit, or gift of money, services or anything of value in connection with an election or to an organization or group formed to support or defend a referendum or ballot issue.

Nothing in this Code is intended to discourage you from making contributions of your own time or funds to political parties or candidates of your choice.  However, you will not be compensated or reimbursed by the Company for any personal contributions.

Employees must obtain prior approval to hire outside counsel or a public affairs firm to contact government officials regarding legislation, regulatory policy, or rule making.  This includes grassroots lobbying contacts.

 ACCURACY OF REPORTS, RECORDS AND ACCOUNTS

You are responsible for the accuracy of your records, time sheets and reports.  Accurate information is essential to the Company’s ability to meet legal and regulatory obligations and to compete effectively.  The records and books of account of the Company must meet the highest standards and accurately reflect the true nature of the transactions they record.  Destruction of any records, books of account or other documents except in accordance with the Company’s document retention policy is strictly prohibited.

You must not create false or misleading documents or accounting, financial or electronic records for any purpose relating to the Company, and no one may direct an employee to do so.  For example, expense reports must accurately document expenses actually incurred in accordance with Company policies.  You must not obtain or create “false” invoices or other misleading documentation or invent or use fictitious entities, sales, purchases, services, loans or other financial arrangements for any purpose relating to the Company.  Employees are also responsible for accurately reporting time worked.

No undisclosed or unrecorded account or fund may be established for any purpose.  No false or misleading entries may be made in the Company’s books or records for any reason.  No disbursement of corporate funds or other corporate property may be made without adequate supporting documentation or for any purpose other than as described in the documents.  All employees must comply with generally accepted accounting principles and the Company’s internal controls at all times.

 GOVERNMENT INVESTIGATIONS

It is the policy of the Company to cooperate with all government investigations.  You must promptly notify counsel of any government investigation or inquiries from government agencies concerning the Company.  You may not destroy any record, books of account, or other documents relating to the Company except in accordance with the Company’s document retention policy.  If you are aware of a government investigation or inquiry you may not destroy any record, books of account, or other documents relating to the Company unless advised by the Chief Compliance Officer, or the officer’s designee, that you may continue to follow the Company’s normal document retention policy.

You must not obstruct the collection of information, data or records relating to the Company.  The Company provides information to the government that it is entitled to during an inspection, investigation, or request for information.  You must not lie to government investigators or making misleading statements in any investigation relating to the Company.

You must not attempt to cause any employee to fail to provide accurate information to government investigators.

Employees have the right to consult their own legal counsel at their own expense and the Company may bear the cost of counsel in certain instances, as determined from time to time by the Board of Directors.

 INSIDER TRADING; COMMUNICATIONS WITH THIRD PARTIES

Employees, officers and directors who have access to the Company’s confidential information are not permitted to use for their personal benefit or the benefit of others, or share that information for stock trading purposes or for any other purpose, except when the use is primarily for the purpose of benefiting the Company in the conduct of its business.

 Insider Trading

Inside information is material information about a publicly traded company that is not known by the public.  Information is deemed “material” if it could affect the market price of a security or if a reasonable investor would attach importance to the information in deciding whether to buy, sell or hold a security.  Inside information typically relates to financial conditions, such as progress toward achieving revenue and earnings targets or projections of future earnings or losses of the Company.  To the extent material and nonpublic, inside information also includes changes in strategy regarding a proposed merger, acquisition or tender offer, new products or services, contract awards and other similar information.  Inside information is not limited to information about the Company.  It also includes material non-public information about others, including the Company’s customers, suppliers, and competitors.

Insider trading is prohibited by law.  It occurs when an individual with material, non-public information trades securities or communicates such information to others who trade.  The person who trades or “tips” information violates the law if he or she has a duty or relationship of trust and confidence not to use the information.

Trading or helping others trade while aware of inside information has potential serious legal consequences, even if the Insider does not receive any personal financial benefit.  Insiders may also have an obligation to take appropriate steps to prevent insider trading by others.

 Communications with the Media and the Financial Community

The Company communicates with the press and with the financial community through official channels only.  The Company provides accurate and timely information about its business, to investors, the media, and the general public.  All inquiries received from financial analysts or the media concerning the Company should be directed to the Investors Relations Department.  All legal inquiries concerning the Company should be referred to the Chief Compliance Officer, or such officer’s designee.  All inquiries regarding current or former employees of the Company should be referred to the Human Resources Department.

 Confidential Information

You must maintain the confidentiality of information entrusted to you by the Company or its customers, suppliers, employees or other persons except when disclosure is authorized or legally mandated.  Confidential information includes all non-public information, including information that might be of use to competitors or harmful to the Company or its customers if disclosed.

The Company expects all of its employees to educate themselves about and be alert to threats to security of confidential information entrusted to the Company and its employees.

Confidential information within the Company’s possession falls into three general categories:  (1) confidential proprietary information about the Company’s business including but not limited to trade secrets, other proprietary information, and information which may be patentable (“Proprietary Information”); (2) confidential information entrusted to the Company by third parties such as customers (including the U.S. government and its agencies), suppliers, or other third parties (“Third Party Information”); and (3) personally identifiable information received from employees, customers, suppliers, or other third parties (including but not limited to names, addresses, Social Security Numbers, background information, credit card or bank information, telephone or facsimile numbers, e-mail addresses and health information) (“Personal Information”) which if misused could result in identity theft, credit card fraud or other serious harm.

 Personal Information may be subject to protection under federal, state or local laws in the U.S., or under laws of other countries.  No Personal Information may be transmitted from one country to another country without prior managerial approval.  No Personal Information may be disposed of except pursuant to the Company’s approved methods of disposal.

 TECHNOLOGY USE AND PRIVACY

The Company provides various technology resources (including computers, telephones, software, copying machines, Internet access, and voice mail) to you to assist in performing your duties on behalf of the Company.  You have the responsibility to use the Company’s technology resources in a manner that complies with applicable laws and Company policies.

 Authorization

Access to the Company’s technology resources is within the sole discretion of the Company and subject to Company policies.  Generally, employees are given access to the Company’s various technologies consistent with their job functions.  The Company reserves the right to limit such access by any means available to it, including revoking access altogether.

 Prohibition Against Violating Copyright Laws

You may not use the Company’s technology resources to copy, retrieve, forward or send copyrighted materials unless you have the author’s permission or are accessing a single copy only for your own reference.

 Other Prohibited Uses

You may not use any of the Company’s technology resources for any illegal purpose,  in violation of any Company policy, in a manner contrary to the best interests of the Company, in any way that discloses Proprietary Information, Third Party Information, or Personal Information on an unauthorized basis, or for personal gain.

 OUR WORK ENVIRONMENT

The diversity of the Company’s employees is a tremendous asset.  The Company is firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination, harassment, or retaliation.  In addition, the Company strives to provide each employee with a safe and healthy work environment.  Each employee has responsibility for maintaining a safe and healthy workplace for all employees by following health and safety rules and practices and reporting accidents, injuries and unsafe equipment, practices or conditions.

 ENVIRONMENTAL

The Company must fully comply with all state and federal laws relating to the protection of the environment in the conduct of its business.  Employees must use, store and dispose all hazardous materials properly and in accordance with applicable regulations.  Employees must report, in accordance with Company policies, all circumstances under which hazardous materials or wastes come in contact with the environment, are improperly handled or disposed of, or where a potential violation of law may exist.

 COMPLIANCE AND REPORTING

 Compliance

Any employee who violates the provisions of this Code will be subject to disciplinary action, up to and including termination.  Willful disregard of criminal statutes underlying this Code may require the Company to refer such violation for criminal prosecution or civil action.

 Reporting Procedures and Other Inquiries

Questions regarding the policies in this Code may be directed to the Chief Compliance Officer, or such officer’s designee.  Managers and supervisors are also resources who can provide timely advice and guidance to employees on ethics and compliance concerns.  Any employee having knowledge of, or questions or concerns about, an actual or possible violation of the provisions of this Code is encouraged to promptly report the matter to his or her immediate supervisor or to the Chief Compliance Officer, or such officer’s designee.  The name and contact information for the Chief Compliance Officer is set out below.  Directors are encouraged to discuss any issues or concerns with the Chief Compliance Officer, or such officer’s designee.

If you have concerns relating to the Company’s accounting, internal controls or auditing matters, you may also confidentially, and anonymously if you desire, submit the information in writing to the Company’s Audit Committee of the Board of Directors at the Company’s principle office in Fremont, California, pursuant to the Company’s Whistleblower Policy.

When submitting concerns, you are asked to provide as much detailed information as possible.  Providing detailed, rather than general, information will assist us in effectively investigating complaints.  This is particularly important when you submit a complaint on an anonymous basis, since we may be unable to contact you with requests for additional information or clarification.  If you submit your concerns anonymously, please provide details in a manner that does not inadvertently disclose your identity (e.g. refer to “John Smith” rather than “my supervisor, John Smith”).

We are providing these anonymous reporting procedures so that you may disclose genuine concerns without feeling threatened.  However, the Company prohibits retaliation against employees who choose to identify themselves when submitting a report in good faith, and takes measures to keep confidential the identities of employees who choose to identify themselves when submitting their reports.  Employees who identify themselves may be contacted in order to gain additional information.

All conversations, calls and reports made under this policy in good faith will be taken seriously.

 Policy Prohibiting Unlawful Retaliation or Discrimination

Neither the Company nor any of its employees may discharge, demote, suspend, threaten, harass or in any manner discriminate against any employee in the terms and conditions of employment based upon any lawful actions of such employee who in good faith:

•	provides information or assists in an investigation relating regarding any conduct which the employee reasonably believes constitutes a violation of Fraud Laws (as defined below);

•	files, testifies, participates or otherwise assists in a proceeding that is filed or about to be filed (with any knowledge of the Company) relating to an alleged violation of a Fraud Law;

•	provides truthful information to a law enforcement officer relating to the commission or possible commission of any federal offense; or

•	engages in any other conduct protected by law.

This policy applies in any instance where such information or assistance provided to, or the investigation is conducted by, a federal regulatory or law enforcement agency, any member or committee of Congress, or any person with supervisory authority over the employee or the authority to investigate misconduct relating to potential securities violations by the Company or its employees.  For purposes of this policy, a “Fraud Law” is a violation of federal criminal law involving:

•	securities fraud, mail fraud, bank fraud or wire, radio or television fraud;

•	violations of SEC rules or regulations; or

•	violations of any federal law relating to fraud against shareholders.

 The Chief Compliance Officer

The Chief Compliance officer is Amjad Huda, the Chief Financial Officer (amjad.huda@wafergen.com).

This document is not an employment contract between the Company and its employees, nor does it modify their employment relationship with the Company.

This Code is intended to clarify your existing obligation for proper conduct.  The standards and the supporting policies and procedures may change from time to time in the Company’s discretion.  You are responsible for knowing and complying with the current laws, regulations, standards, policies and procedures that apply to the Company’s work.